Exhibit 4.2

BOOZ ALLEN HAMILTON INC.,

as Issuer

INDENTURE

Dated as of [     ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

PROVIDING FOR THE ISSUANCE OF NOTES IN SERIES

CROSS-REFERENCE TABLE(1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED	SECTION OF INDENTURE
310(a)	7.9
310(b)	7.9
311(a)	7.11
311(b)	7.11
312(a)	2.16
312(b)	12.15
312(c)	12.15
313(a)	7.6
313(b)	7.6
313(c)	7.6
313(d)	7.6
314(a)	3.2, 3.3
314(b)	Inapplicable
314(c)	12.2
314(d)	Inapplicable
314(e)	10.3
314(f)	Inapplicable
315(a)	7.1
315(b)	7.5
315(c)	7.1
315(d)	7.1
315(e)	6.11
316(a)	6.5, 6.4
316(b)	6.7
316(c)	11.1
317(a)	6.8
317(b)	2.16
318(a)	12.16

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

i

ARTICLE VIII

Discharge of Indenture, Defeasance and Covenant Defeasance

SECTION 8.1	Discharge of Liability on Securities	34
SECTION 8.2	Option to Elect Defeasance and Covenant Defeasance	35
SECTION 8.3	Defeasance and Discharge	36
SECTION 8.4	Covenant Defeasance	36
SECTION 8.5	Conditions to Defeasance or Covenant Defeasance	37
SECTION 8.6	Indemnity for U.S. Government Obligations	38
SECTION 8.7	Deposited Money and U.S. Governmental Obligations to be Held in Trust; Miscellaneous	38
SECTION 8.8	Reinstatement	38

ARTICLE IX

Amendments

SECTION 9.1	Without Consent of Holders	39
SECTION 9.2	With Consent of Holders	40
SECTION 9.3	Effect of Consents and Waivers	41
SECTION 9.4	Notation on or Exchange of Notes	41
SECTION 9.5	Trustee to Sign Amendments	42

ARTICLE X

Guarantee

SECTION 10.1	Guarantee	42
SECTION 10.2	Right of Contribution	44
SECTION 10.3	Subrogation	44

ARTICLE XI

Concerning the Noteholders

SECTION 11.1	Evidence of Action by the Noteholders	44
SECTION 11.2	Proof of Execution by Noteholders	45

ARTICLE XII

Miscellaneous

SECTION 12.1	Notices	46
SECTION 12.2	Certificate and Opinion as to Conditions Precedent	47
SECTION 12.3	Statements Required in Certificate or Opinion	47
SECTION 12.4	Rules by Trustee, Paying Agent and Registrar	47

EXHIBITS

EXHIBIT A	Form of Note

INDENTURE, dated as of [      ], 20[  ], as amended or supplemented from time to time (this “Indenture”), among BOOZ ALLEN HAMILTON INC., a Delaware corporation, BOOZ ALLEN HAMILTON HOLDING CORPORATION, a Delaware corporation, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).

Recitals of the Issuer

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1         Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent Member” shall have the meaning given to such term in Section 2.15.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means as to any Person, the board of directors or managers, sole member or managing member, or other governing body, as applicable, of such Person (or, if such Person is owned or managed by a single entity, the board of directors or managers, sole member or managing member or other governing body of such entity) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or, with respect to any payments to be made under this Indenture, the place of payment.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Company Order” means a written request or order signed in the name of the Issuer by any Officer of the Issuer.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Issuer or Holders pursuant to the procedures set forth in Section 12.1.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” or “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of the determination, consistently applied.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the Obligations of the Issuer under this Indenture and the Notes by the Parent Guarantor in accordance with the provisions of this Indenture.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Indebtedness” of any person means the principal of any indebtedness of such Person in respect of borrowed money, whether or not evidenced by bonds, notes, debentures or similar instruments, and including any guarantee by such person of the indebtedness in respect of borrowed money of another person. For the purpose of computing the amount of the Indebtedness of any Person there shall be excluded all Indebtedness of such Person for the payment or redemption or satisfaction of which money or securities (or evidences of such Indebtedness, if permitted under the terms of the instrument creating such Indebtedness) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption or satisfaction of such Indebtedness; and, in any instance where Indebtedness is so excluded, for the purpose of computing the assets of such Person there shall be excluded the money, securities or evidences of Indebtedness deposited by such Person in trust for the purpose of paying or satisfying such Indebtedness.

“Indenture” has the meaning set forth in the preamble hereto.

“Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

“Issuer” means Booz Allen Hamilton Inc., and any successor in interest thereto.

“Notes” means Notes or other debt securities of the Issuer that have been authenticated and delivered under this Indenture.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes Supplemental Indenture” means a Supplemental Indenture pursuant to which the Issuer issues Notes in accordance with Section 2.3 in such form as the Issuer may determine in accordance with Section 2.3.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, U.S. federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of other third parties other than the Trustee and the Holders.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, the general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent, the general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or any direct or indirect parent of the Issuer by an Officer of the Issuer or such parent entity that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be Outstanding because the Issuer or any Affiliate of the Issuer holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (other than in respect of any such action pursuant to Section 9.2(b), which requires the consent of each Holder of an affected Note), Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

“Parent Guarantor” means Booz Allen Hamilton Holding Corporation, or any successor in interest thereto; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall immediately cease to be a guarantor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer. The Trustee will initially act as Paying Agent for the Notes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article II is located.

“Redemption Price” means, with respect to any series of Notes, “Redemption Price” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes.

“Regular Record Date” means, with respect to any series of Notes, “Regular Record Date” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture or the Notes and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.10.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

SECTION 1.2         Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)            (i) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and (ii) secured Indebtedness shall not be deemed to be subordinated or junior to other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(g)           references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)           unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i)            the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.3         Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are explicitly defined by the TIA, defined explicitly by any TIA reference to another statute or defined explicitly by SEC rule under the TIA, have the meanings so assigned to them therein at the date of the execution of this instrument.

ARTICLE II

The Notes

SECTION 2.1         Forms Generally. The Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A annexed hereto (as such forms may be modified in accordance with Section 2.3). Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Issuer is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Issuer executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof.

SECTION 2.2         Global Note Legend. Each Global Note shall bear the following legend set forth below:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE (AS DEFINED HEREIN).

SECTION 2.3         Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited. The Notes may be issued from time to time in one or more series. The following matters shall be established with respect to each series of Notes issued hereunder in a Notes Supplemental Indenture:

(1)           the title and type of the Notes of the series (which title shall distinguish the Notes of the series from all other series of Notes);

(2)           any limit (if any) upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (which limit shall not pertain to Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.7, 2.8, 2.9, 2.15(c), 2.15(d), or 5.6);

(3)           the price or prices at which the Issuer will sell the Notes;

(4)           the rate or rates, if any, at which the Notes of the series shall bear interest, or the method of calculating and/or resetting such rate or rates of interest;

(5)           the date or dates from which any interest shall accrue or the method by which such date or dates shall be determined, or the manner of determination of such interest payment dates and the related record dates, and the Interest Payment Dates on which any such interest will be payable, or the method by which such date or dates shall be determined;

(6)           the date or dates on which the principal of and premium, if any, on the Notes of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, and payments and methods of determination thereof;

(7)           the right, if any, to extend the interest payment periods and the duration of any extension;

(8)           the manner of paying principal of (and premium, if any) and interest on the Notes and the place or places where and the date or dates on which principal (and premium, if any) and interest will be payable;

(9)           the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have the option;

(10)         if other than the principal amount thereof, the portion of the principal amount of Notes of the series that shall be payable upon declaration of acceleration of maturity thereof pursuant to Section 6.2 or the method by which such portion shall be determined;

(11)         any deletions from, modifications or additions to the Events of Default which apply to Notes of any series;

(12)         any deletions from, modifications of or additions to the covenants set forth in Articles III and IV; and

(13)         any addition to or change in the definitions in Section 1.1 related to additions or changes contemplated by the foregoing clauses (11) and (12).

The Issuer may from time to time, without notice to or the consent of the holders of any series of Notes, create and issue further Notes of any such series ranking equally with the Notes of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes). Such further Notes may be consolidated and form a single series with the Notes of such series and have the same terms as to status, redemption or otherwise as the Notes of such series; provided, that if any additional Notes are not fungible with the initial Notes for U.S. federal income tax purposes, such additional Notes will have a separate “CUSIP” or “ISIN” number.

The form of the Notes of such series, as set forth in Exhibit A, may be modified to reflect such matters as so established in such Notes Supplemental Indenture.

SECTION 2.4         Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Officer

Dated:

SECTION 2.5         Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 (the “Minimum Denomination”), and integral multiples of $1,000 in excess thereof.

SECTION 2.6         Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one Officer thereof. The signature of any such Officer on the Notes may be by electronic means or be manual or by facsimile.

Notes bearing the signature of an individual who was at any time an Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes of such series upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer (an “Authentication Order”). Such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP,” “ISIN,” “Common Code” or other similar identification numbers of such Notes, if any, and such other information as the Issuer may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.7         Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

SECTION 2.8         Registrar and Paying Agent. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Issuer may have one or more co-registrars. The term “Note Registrar” includes any co-registrars.

The Issuer may have one or more additional paying agents, and the term “Paying Agent” shall include any additional Paying Agent.

The Issuer initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with Notes of any series, until such time as it has resigned or a successor has been appointed. The Issuer may change the Paying Agent or Note Registrar for any series of Notes without prior notice to the Holders of Notes. The Issuer may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer or any wholly-owned Subsidiary of the Issuer may act as Paying Agent, Note Registrar or transfer agent.

Upon surrender for transfer of any Note at the office or agency of the Issuer in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration, transfer or exchange of Notes, but the Issuer and/or Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith.

The Issuer shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the sending of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 5.2(b) and ending at the close of business on the day of such sending, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

SECTION 2.9         Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.9, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.9 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.10       Payment of Interest Rights Preserved. The Notes of a particular series shall bear interest payable on the dates and at the rate or rates specified with respect to that series. Unless otherwise provided pursuant to Section 2.3, the principal of and the interest on the Notes of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months, except as otherwise specified under Section 2.3 for Notes of any series. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election, as provided in clause (1) or clause (2) below:

(1)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, or sent electronically, not less than 10 days prior to such Special Record Date or otherwise in accordance with DTC procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.10, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of the same series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note of such series.

SECTION 2.11       Persons Deemed Owners. The Issuer, the Parent Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 2.10) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Parent Guarantor, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

SECTION 2.12       Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee along with a written direction or cancellation order and, if not already cancelled, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever along with a written direction or cancellation order, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

SECTION 2.13       Computation of Interest. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, interest on the Notes shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

SECTION 2.14       CUSIP Numbers, ISINs, etc. The Issuer in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers. The Issuer should promptly notify the Trustee, in writing, of any change in any “CUSIP,” “ISIN” or “Common Code” number, but failure to so notify the Trustee shall not constitute a Default or Event of Default by the Issuer.

SECTION 2.15       Book-Entry Provisions for Global Notes.

(a)           Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Notes Custodian. Neither the Issuer nor any of its agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)           Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Notes Custodian, or under such Global Notes. The Depositary may be treated by the Issuer, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c)           Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for definitive Notes in physical form unless (i) the Issuer has consented thereto in writing, the Trustee having been notified of such consent, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.8. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Issuer at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for definitive Notes pursuant to Section 2.15(c), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and principal amount of authorized denominations.

(e)           In connection with a transfer of an entire Global Note to beneficial owners pursuant to Section 2.15(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to such beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of definitive Notes of authorized denominations.

(f)            The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the applicable rules and procedures therefor of the Depositary.

SECTION 2.16       Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes. The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than either of the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.17       Lists of Holders of the Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

ARTICLE III

Covenants

SECTION 3.1         Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 12:00 p.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2         Reports and Other Information. Each of the Issuer and the Parent Guarantor covenants to comply with Section 314(a) of the TIA insofar as it relates to information, documentations, and other reports which the Issuer or the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, it being agreed that the Trustee shall have no obligation to monitor, confirm or determine, on a continuing basis or otherwise, the Issuer’s or the Parent Guarantor’s compliance with the covenants or to determine whether such reports have been filed.

SECTION 3.3         Compliance Certificate; Statement by Officers as to Default. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer’s Certificate (which need not comply with Section 12.2) stating that to the best knowledge of the signer thereof on behalf of the Issuer, the Issuer is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer (through its own action or omission or through the action or omission of the Parent Guarantor as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30 day period), an Officer’s Certificate (which need not comply with Section 12.2) specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

ARTICLE IV

Merger; Consolidation or Sale of Assets

SECTION 4.1         When the Issuer May Merge or Otherwise Dispose of Assets.

(a)           So long as Notes of any series are outstanding, the Issuer may not consolidate, merge or amalgamate with or into or wind up into another entity (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

(i)            the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii)           the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;

(iii)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction), no Event of Default shall have occurred and be continuing;

(iv)          if the Successor Company is other than the Issuer, the Parent Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(v)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or disposition complies with the provisions described in this Section 4.1(a); provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clause (iii) of this Section 4.1(a) and as to matters of fact, and (y) no Opinion of Counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 4.1(a), (a) the Issuer may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the the Parent Guarantor, (b) the Issuer may merge, consolidate or amalgamate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States, (c) the Issuer may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the Issuer may change its name, (e) any Subsidiary may merge, consolidate or amalgamate into the Issuer; provided, in the case of this clause (e), that the surviving entity expressly assumes all the obligations of the Issuer under this Indenture and the Notes upon consummation of such merger, amalgamation or consolidations and (f) the Issuer may merge, amalgamate or consolidate into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware, if applicable.

(b)           So long as Notes of any series are outstanding, the Parent Guarantor will not consolidate, merge or amalgamate with or into or wind up into (whether or not the Parent Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, or unless:

(A)          the Parent Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than the Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Parent Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)           the Successor Guarantor (if other than the Parent Guarantor) expressly assumes all the obligations of the Parent Guarantor under this Indenture and the Parent Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments; and

(C)           the Successor Guarantor (if other than the Parent Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or disposition complies with the provisions described in this Section 4.1(b); provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to matters of fact, and (y) no Opinion of Counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Guarantor will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Parent Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing, (a) the Parent Guarantor may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, (b) the Parent Guarantor may merge, consolidate or amalgamate with an Affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Parent Guarantor in another state of the United States, the District of Columbia or any territory of the United States, (c) the Parent Guarantor may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the Parent Guarantor may change its name, (e) any Subsidiary may merge, consolidate or amalgamate into the Parent Guarantor; provided, in the case of this clause (e), that the surviving entity expressly assumes all the obligations of the Parent Guarantor under this Indenture and the Notes upon consummation of such merger, amalgamation or consolidations and (f) the Parent Guarantor may merge, amalgamate or consolidate into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware, if applicable.

(c)           For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

ARTICLE V

Redemption of Notes; Sinking Fund

SECTION 5.1         Applicability of Article. The Issuer may redeem the Notes of any series issued hereunder on and after the dates and in accordance with this Article V and the terms established for such series pursuant to Section 2.3.

SECTION 5.2         Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions.

(a)           If the Issuer elects to redeem less than all of the Notes of any series, the Issuer should furnish to the Trustee, at least five Business Days for Global Notes and 10 calendar days for definitive Notes (or such shorter period as shall be reasonably satisfactory to the Trustee) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 5.3, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 5.3, and shall not constitute a Default or Event of Default by the Issuer. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 5.3. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to this Section 5.2.

(b)           Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, if less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption in compliance with the requirements of the depository and the principal national securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing), or if such Notes are not so listed, in accordance with the applicable procedures of the depository on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) in integral multiples of $1,000; provided, that the selection of Notes for redemption shall not result in a Holder with a principal amount of Notes less than the Minimum Denomination. If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

(c)           The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(d)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.3         Notice of Redemption. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, the Issuer shall give or cause to be given in accordance with the procedures of the Depositary, with a copy to the Trustee, a notice of redemption to each Holder whose Notes are to be redeemed not less than 10 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”). At the Issuer’s written request delivered at least 15 days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the Redemption Date, the Trustee may give notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that redemption notices may be given more than 60 days prior to a Redemption Date, but not more than a year, prior to such event, if the notice is issued in connection with Article VIII, or if the redemption date is delayed as provided for in the applicable Notes Supplemental Indenture.

All notices of redemption shall be prepared by the Issuer and shall state:

(a)           the Redemption Date,

(b)           the Redemption Price (or the formula by which the Redemption Price will be determined),

(c)           if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(d)           in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e)           that on the Redemption Date, the Redemption Price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.5, if any) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,

(f)            the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(g)           the name and address of the Paying Agent,

(h)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and

(i)            the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 5.4         Deposit of Redemption Price. Prior to 12:00 p.m. New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.16) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.5         Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no further interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.

SECTION 5.6         Notes Redeemed in Part. In connection with any Notes held in physical form, any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.8 (with, if the Issuer so requires due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee upon receipt of an Authentication Order in accordance with Section 2.6 and the other deliverables required of the Issuer shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note shall be in the Minimum Denomination and integral multiples of $1,000 in excess thereof. In the case of any Note held in global form, the records of the Trustee and/or Note Registrar shall reflect that the Note has been redeemed in part.

SECTION 5.7         Sinking Fund.

The provisions of Sections 5.7, 5.8 and 5.9 shall be applicable to any sinking fund for the retirement of Notes of a series, except as otherwise specified as contemplated by Section 2.3 for Notes of such series.

The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 5.8. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of Notes of such series.

SECTION 5.8         Satisfaction of Sinking Fund Payments with Securities.

The Issuer (i) may deliver Outstanding Notes of a series (other than any Notes previously called for redemption) and (ii) may apply as a credit Notes of a series that have been redeemed either at the election of the Notes pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Notes of such series required to be made pursuant to the terms of such Notes as provided for by the terms of such series; provided that such Notes have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee and the Security Registrar at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 5.9         Redemption of Securities for Sinking Fund.

Not less than 30 days prior to each sinking fund payment date for any series of Notes, the Issuer will deliver to the Trustee and the Paying Agent an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Notes of that series pursuant to Section 5.8 and the basis for such credit and will, together with such Officers’ Certificate, deliver to the Trustee any Notes to be so delivered. Not less than 15 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 5.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 5.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 5.5.

ARTICLE VI

Defaults and Remedies

SECTION 6.1         Events of Default. Each of the following is an Event of Default:

(i)            a default in any payment of interest on any Note when due and payable, continued for 30 days;

(ii)           a default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(iii)          a failure by the Issuer to deposit any sinking fund payment when due, in respect of any Note of such series;

(iv)          the failure by the Issuer or the Parent Guarantor to comply for 90 days after receipt of the written notice referred to below with any of its obligations, covenants or agreements (other than a default pursuant to clause (i) or clause (ii) of this Section 6.1) contained in the Notes or this Indenture;

(v)           the Issuer or the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case;

(B)             consents to the entry of an order for relief against it in any voluntary case;

(C)             consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)             makes a general assignment for the benefit of its creditors;

(E)             or takes any comparable action under any foreign laws relating to insolvency;

(vi)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Issuer or the Parent Guarantor in an involuntary case;

(B)             appoints a Custodian of the Issuer or the Parent Guarantor or for any substantial part of its property; or

(C)             orders the winding up or liquidation of the Issuer or the Parent Guarantor;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(vii)            the Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture), or is declared null and void in a judicial proceeding, or any the Parent Guarantor denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under Section 6.1(iv) will not constitute an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of outstanding Notes (which contain such defaults, or such other percentage of principal of outstanding Notes containing such default as specified for Notes of any series in the applicable Notes Supplemental Indenture) notify in writing the Issuer of the default and such default is not cured within the times specified in Section 6.1(iv) after receipt of such notice.

The Trustee shall not be charged with actual knowledge of any Default or Event of Default with respect to the Notes unless a written notice of such Default or Event of Default shall have been given by the Issuer or any Holder of Notes and received by a Responsible Officer of the Trustee at its Corporate Trust Office specified in this Indenture and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”.

SECTION 6.2         Acceleration. If an Event of Default (other than an Event of Default specified in clause (v) or (vi) of Section 6.1 with respect to the Issuer) with respect to the Notes of any series at the time outstanding occurs and is continuing, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, the Trustee or the Holders of at least 30.0% in principal amount of outstanding Notes of any series (which contain such defaults) by written notice to the Issuer (and if given by the Holders, the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes of that series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default arising from Section 6.1(v) or Section 6.1(vi), with respect to the Issuer, occurs, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 2.3, the principal of, premium, if any, and interest on all the Notes of any series (which contain such defaults) will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes (which contain such defaults) or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantee.

The Trustee may maintain a proceeding even if it does not possess any of the Notes (which contain such defaults) or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4         Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series (which contain such defaults) by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series (which contain such defaults), waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the applicable Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5         Control by Majority. The Holders of a majority in principal amount of outstanding Notes of any series (which contain the applicable default) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any such direction is prejudicial to any Holder). Prior to taking any action under this Indenture, the Trustee will be entitled to security or indemnification satisfactory to the Trustee in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6         Limitation on Suits. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee with indemnity or security satisfactory to it against any loss, liability or expense. Except to institute suit for the enforcement of payment of principal and interest on any Note of such Holder or after the respective Stated Maturity for such principal or interest payment dates for such interest expressed in such Note, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder (which holds Notes containing such default) has previously given the Trustee written notice that an Event of Default is continuing;

(ii)           Holders of at least 30.0% of the aggregate principal amount of the outstanding Notes of any series (which contain such defaults, or such other percentage of principal of outstanding Notes containing such default as specified for Notes of any series in the applicable Notes Supplemental Indenture) have requested in writing that the Trustee pursue the remedy;

(iii)          such Holders have offered, and if requested, provided to, the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense;

(iv)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)           the Holders of a majority in principal amount of the outstanding Notes of any series (which contain such default) have not given the Trustee a written direction inconsistent with such request within such 60-day period.

SECTION 6.7         Unconditional Right to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.8         Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes of any series (pursuant to the written direction of Holders of a majority in principal amount of the then outstanding Notes of such series) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10       Priorities. The Trustee shall pay out any money or property received by it in the following order:

First: to the Trustee for amounts due under Section 7.6;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or, to the extent the Trustee receives any amount for the Parent Guarantor, to the Parent Guarantor as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer (or the Trustee) shall send to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit instituted by Holders of more than 10.0% in outstanding principal amount of the Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

ARTICLE VII

Trustee

SECTION 7.1         Duties of Trustee.

(a)           If a Default or an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, subject to the protections of this Article 7, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee shall not be under any obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantee at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to, the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense it may incur.

(b)           Except during the continuance of an Event of Default of which a Responsible Officer has actual knowledge, the Trustee:

(i)            undertakes to perform such duties and only such duties as are expressly and specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantee, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantee as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in principal amount of outstanding Notes of any series pursuant to Section 6.5.

(d)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            No provision of this Indenture, the Notes or the Guarantee shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered, and if requested, provided to, the Trustee security or indemnity satisfactory to it against the losses, costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction or such exercise.

SECTION 7.2         Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Section 12.3. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel or both.

(c)           The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care. No Depositary shall be deemed to be an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that such conduct does not constitute willful misconduct or negligence as determined in a final non-appealable decision of a court of competent jurisdiction.

(e)           The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantee in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           [Reserved].

(h)           In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)           The Trustee shall not have any duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (ii) to see to any insurance.

(l)            The Trustee is not responsible for monitoring the performance by any third party of their duties or for their failure to perform.

(m)             Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify any report, certificate or information received from the Issuer or any other person (unless and except to the extent otherwise expressly set forth herein), or to monitor, verify or independently determine compliance by the Issuer with the terms hereof.

(n)             The permissive rights of the Trustee enumerated in this Indenture shall not be construed as a duty.

SECTION 7.3        Individual Rights of Trustee.

(a)             Each of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Parent Guarantor or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note Registrar, co-registrar or co-Paying Agent may do the same with like rights. However, the Trustee must comply with Section 7.9.

(b)             In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

(c)             To the extent permitted by applicable law, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes, or a trustee under any other indenture between the Issuer and the Trustee.

SECTION 7.4        Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantee, it shall not be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5        Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall deliver to each Holder notice of the Default within 90 days after it is known to the Trustee. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and to the extent the Trustee in good faith determines that withholding notice is in the interests of the Holders of the Notes.

SECTION 7.6        Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for their services as the Issuer and the Trustee (and any agent, as applicable) shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by the Trustee (acting in any capacity hereunder), including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including, but not limited to, Paying Agent and Note Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantee, including the costs and expenses of any action, claim or suit enforcing this Indenture (including this Section 7.6), the Notes and the Guarantee and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity, provided that failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend such claim and the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee as a result of its own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’s obligations pursuant to this Section 7.6 and any lien arising hereunder shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, the obligations of the Issuer hereunder are jointly and severally guaranteed by the Parent Guarantor.

SECTION 7.7        Replacement of Trustee. The Trustee may resign at any time upon at least 30 days’ notice by so notifying the Issuer in writing and the retiring or resigning Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee. The Holders of a majority in principal amount of the Notes of any series at such time outstanding may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee with respect to the Notes of such series. The Issuer shall remove the Trustee if:

(i)               the Trustee fails to comply with Section 7.9;

(ii)               the Trustee is adjudged bankrupt or insolvent;

(iii)             a receiver or other public officer takes charge of the Trustee or its property; or

(iv)             the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes of any series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. All costs reasonably incurred in connection with any such resignation or removal hereunder shall be borne by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Issuer or the Holders of at least 10.0% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8        Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9        Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition. The Trustee shall comply at all times with Section 310(b) of the TIA.

SECTION 7.10        Limitation on Duty of Trustee. The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantee by the Issuer, the Parent Guarantor or any other Person.

SECTION 7.11        Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

SECTION 7.12        Reports by the Trustee. Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, Section 313 of the TIA.

A copy of each report at the time of its mailing to Holders of any series of Notes shall be filed with the SEC and each national securities exchange on which the Notes of that series are listed. The Issuer shall promptly notify the Trustee in writing when Notes of any series are listed on any national securities exchange.

ARTICLE VIII

Discharge of Indenture, Defeasance and Covenant Defeasance

SECTION 8.1        Discharge of Liability on Securities . This Indenture and all the Notes will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes and certain rights of the Trustee and the Issuer’s obligations with respect thereto, as expressly provided for in this Indenture) when:

(a)             either (i) all the Notes theretofore authenticated and delivered (except Notes which have been replaced or paid pursuant to Section 2.9 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes not previously delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable), redemption or their Stated Maturity, as the case may be;

(b)             the Issuer or the Parent Guarantor have paid all other sums then due and payable under this Indenture; and

(c)             the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a) and (b)).

The Notes of any applicable series will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes of such series and certain rights of the Trustee and the Issuer’s obligations with respect thereto, as expressly provided for in this Indenture) when:

(a)             either (i) all the Notes of such series theretofore authenticated and delivered (other than Notes pursuant to Section 2.9 which have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes of such series not previously delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of deposit (in the case of Notes that have become due and payable), redemption or their Stated Maturity, as the case may be; and

(b)             the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of the applicable series of Notes have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clause (a)).

SECTION 8.2        Option to Elect Defeasance and Covenant Defeasance. The Issuer or the Parent Guarantor may elect, at its option at any time, to have Section 8.3 or Section 8.4 applied to any Notes or any series of Notes, as the case may be, designated pursuant to Section 2.3 as being defeasible pursuant to such Sections 8.3 or 8.4, in accordance with any applicable requirements provided pursuant to Section 2.3 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a resolution of the Board or in another manner specified as contemplated by Section 2.3 for such Notes.

SECTION 8.3        Defeasance and Discharge.

Upon the Issuer’s or the Parent Guarantor’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, the Issuer or the Parent Guarantor shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 8.5 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuer or the Parent Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense and written request of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Noteholders to receive, solely from the trust fund described in Section 8.5 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Issuer’s or the Parent Guarantor’s obligations with respect to such Securities under Sections 2.7, 2.9, 2.15(c), and 3.1, (3) the rights, protections, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (4) this Article VIII. Subject to compliance with this Article, the Issuer or the Parent Guarantor may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 8.4 applied to such Notes.

SECTION 8.4        Covenant Defeasance. Upon the Issuer’s or the Parent Guarantor’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, (1) the Issuer or the Parent Guarantor shall be released from its obligations under Article III, any covenants provided pursuant to Sections 2.3 or 9.1(viii) for the benefit of the holders of such Notes and (2) the occurrence of any event specified in Section 6.1(iv) (with respect to any of Article III, and any such covenants provided pursuant to Sections 2.3 or 9.1(viii) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter called “Covenant Defeasance”)). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.1(iv)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.5        Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 8.2 or Section 8.3 to any Notes or any series of Notes, as the case may be:

(1)             The Issuer or the Parent Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee or Paying Agent (or another trustee which satisfies the requirements contemplated by Section 7.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the holders of such Notes, (A) money in an amount, or (B) U.S. Governmental Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and such Notes.

(2)             In the event of an election to have Section 8.2 apply to any Notes or any series of Notes, as the case may be, the Issuer or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer or the Parent Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)             In the event of an election to have Section 8.3 apply to any Notes or any series of Notes, as the case may be, the Issuer or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)             The Issuer or the Parent Guarantor shall have delivered to the Trustee an Officers’ Certificate stating that it has been informed by the relevant securities exchange(s) that neither such Notes nor any other Notes of the same series, if then voluntarily listed on any securities exchange, will be delisted as a result of such deposit.

(5)             No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 6.1(v) and 6.1(vi), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)             Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money, pursuant to which in excess of $150.0 million principal amount is then outstanding, to which the Issuer is a party or by which it is bound.

(7)             The Issuer or the Parent Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 8.6        Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.7        Deposited Money and U.S. Governmental Obligations to be Held in Trust; Miscellaneous. Subject to the provisions of Section 2.16, all money and U.S. Governmental Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 8.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 8.4 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee (acting in any capacity hereunder, as applicable) and Paying Agent against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee or Paying Agent shall deliver or pay to the Issuer or the Parent Guarantor from time to time upon request of the Issuer any money or U.S. Governmental Obligations held by it as provided in Section 8.4 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

SECTION 8.8        Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Issuer [or the Parent Guarantor] has been discharged or released pursuant to Sections 8.2 or 8.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.5 with respect to such Notes in accordance with this Article; provided, however, that if the Issuer or the Parent Guarantor makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Issuer or the Parent Guarantor shall be subrogated to the rights (if any) of the holders of such Notes to receive such payment from the money so held in trust.

ARTICLE IX

Amendments

SECTION 9.1        Without Consent of Holders. Notwithstanding Section 9.2 hereof, this Indenture, the Notes and Guarantee may be amended or supplemented by the Issuer, the Parent Guarantor (with respect to its Guarantee of the Notes) and the Trustee without notice to or consent of any Holder:

(i)               to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)              to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Notes are issued), the Guarantee or the Notes to the “Description of Notes” in any applicable offering document;

(iii)             to comply with Article IV;

(iv)             to provide for the assumption by a successor Person of the obligations of the Issuer or the Parent Guarantor under this Indenture and the Notes or Guarantee, as the case may be;

(v)              to add guarantors with respect to the Notes of any series;

(vi)             to secure the Notes of any series;

(vii)             to confirm and evidence the release, termination or discharge of any Guarantee or lien with respect to or securing the Notes of any series when such release, termination or discharge is provided for under this Indenture or the Notes of such series;

(viii)            to add to the covenants of the Issuer such new covenants, restrictions, conditions or provisions for the protection of the Holders of Notes of any series, to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon the Issuer under this Indenture;

(ix)              to make any change that does not adversely affect the rights of any Holder in any material respect, as determined in good faith by the Issuer;

(x)               to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(xi)             to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes of any series as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(xii)             to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in this Indenture by more than one trustee; or

(xiii)             to provide for or confirm the issuance of Notes or additional Notes of any series.

SECTION 9.2        With Consent of Holders.

(a)             This Indenture, the Notes and the Guarantee may be amended or supplemented by the Issuer, the Parent Guarantor (with respect to its Guarantee of the Notes) and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes or each series affected by such amendment or supplement then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Notes of each series affected by such amendment or supplement then outstanding, in each case, other than Notes beneficially owned by the Issuer or its Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)             Notwithstanding the provisions in Section 9.2(a), without the consent of each Holder of an outstanding Note of any series affected (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver pursuant to this Indenture may:

(i)                extend the final maturity of any series of Notes;

(ii)               reduce the principal amount of, or premium, if any, on Notes of any series;

(iii)             reduce the rate or extend the time for payment of interest on Notes of any series;

(iv)             reduce the amount payable upon the redemption of Notes of any series;

(v)               reduce the principal amount of original issue discount Notes or any other Notes payable upon acceleration of the maturity thereof;

(vi)             change the currency of payment of principal of, or premium, if any, or interest on, Notes of any series;

(vii)             waive a default in the payment of or principal of or premium, if any, or interest on Notes of any series, except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that results from such acceleration;

(viii)             reduce the percentage of the aggregate principal amount of Notes of any series whose Holders must consent to an amendment, supplement or waiver;

(ix)             change or impair the legal right of Holders of Notes of any series to receive payment or to institute suit for the enforcement of any payment or conversion of any Notes of such series on or after the due date therefor; or

(x)             make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (i) through (ix) above.

(c)             It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(d)             After an amendment under this Section 9.2 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing such amendment. The failure of the Issuer to send such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3        Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (viii) of Section 9.2(b), in which case the amendment or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4        Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.5        Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, that all conditions precedent to such amendment required by this Indenture have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

Guarantee

SECTION 10.1        Guarantee.

(a)             Subject to the provisions of this Article X, the Parent Guarantor hereby irrevocably, fully and unconditionally guarantees, as guarantor and not as a surety, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuer under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, or the Parent Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). The Parent Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

(b)             The Parent Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. The Parent Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)             The Parent Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)             Except as set forth in Article VIII, the obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

(e)             The Parent Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or the Parent Guarantor is released from its Guarantee in compliance with Section 4.1 and Article VIII, as applicable. The Parent Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f)             In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or the Parent Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)             The Parent Guarantor further agrees that, as between the Parent Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

(h)             The Parent Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

(i)             Neither the Issuer nor the Parent Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.

SECTION 10.2        Right of Contribution. The Parent Guarantor hereby agrees that to the extent that any it shall have paid more than its proportionate share of any payment made on the obligations under its Guarantee, the Parent Guarantor shall be entitled to seek and receive contribution from and against the Issuer. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of the Parent Guarantor to the Trustee and the Holders, and the Parent Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by it hereunder.

SECTION 10.3        Subrogation. The Parent Guarantor shall be subrogated to all rights of the Holders of any series of Notes and the Trustee against the Issuer in respect of any amounts paid to such Holders and the Trustee by the Parent Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Parent Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the Trustee in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

Concerning the Noteholders

SECTION 11.1        Evidence of Action by the Noteholders. Whenever in this Indenture it is provided that the holders of Notes of a majority or specified percentage in aggregate principal amount of the Notes of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of Notes of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of substantially similar tenor executed by such holders of Notes of that series in Person or by agent or proxy appointed in writing.

If the Issuer shall solicit from the Noteholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option fix in advance a record date for such series for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Noteholders of the requisite principal amount of Outstanding Notes on the date such action is taken.

SECTION 11.2        Proof of Execution by Noteholders.

Subject to the provisions of Section 11.1, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)             The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)             The ownership of Notes shall be proved by the Security Register of such Notes or by a certificate of the Security Registrar thereof.

(c)             The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

ARTICLE XII

Miscellaneous

SECTION 12.1        Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing; notices personally delivered will be deemed given at the time delivered by hand; notices given by facsimile or electronic transmission will be deemed given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the earlier of (x) at the opening of business on the next Business Day for the recipient and (y) when receipt is acknowledged by the recipient); and notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or the Parent Guarantor:

Booz Allen Hamilton Inc.

8283 Greensboro Drive

McLean, Virginia 22102

Attention: Chief Financial Officer

if to the Trustee:

U.S. Bank Trust Company, National Association

Corporate Trust Services

1051 East Cary Street, Suite 600

Richmond, Virginia 23219Attn: Monique L. Green

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Note Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 12.2        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the issuance of Notes on the date hereof), the Issuer shall furnish to the Trustee:

(i)             an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)            an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i)             a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 12.4        Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Note Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.5        Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

SECTION 12.6        Governing Law. This Indenture, the Notes and the Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Issuer, the Parent Guarantor, any other obligor upon the Notes and (by their acceptance of the Notes) the Holders agree to submit to the jurisdiction of any United States Federal or state court located in the Borough of Manhattan, in the city of New York in any action or legal proceeding arising out of or relating to this Indenture or the Notes or the transactions contemplated thereby.

SECTION 12.7        Waiver of Jury Trial. EACH OF THE ISSUER, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.8        No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any equity interests in the Issuer, any Subsidiary, or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or the Parent Guarantor under the Notes or this Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.9        Successors. All agreements of the Issuer and the Parent Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10        Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “.pdf” or “.tif”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 2.6 or elsewhere in this Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 12.11        Variable Provisions. The Issuer initially appoints the Trustee as Paying Agent and Note Registrar and Notes Custodian with respect to any Global Notes.

SECTION 12.12        Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, any epidemic or pandemic, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, unavailability of the Federal Reserve Bank wire or telex system or other wire or other fund transfer systems or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.14        USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Responsible Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 12.15        Communication by Holders with Other Holders. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 12.16        Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BOOZ ALLEN HAMILTON INC.

By:
Name:
Title:

[Signature Page to Indenture]

PARENT GUARANTOR:

BOOZ ALLEN HAMILTON HOLDING CORPORATION

By:
Name:
Title:

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

Form of Global Note
(FACE OF NOTE)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BOOZ ALLEN HAMILTON INC.

[ ]1% Notes due [ ]2

CUSIP No. [ ]

ISIN No. [ ]

No. { }	${ }

Booz Allen Hamilton Inc., a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns) (the “Issuer”), promises to pay to ________________________, or its registered assigns, the principal sum of $________________ ([                      ] United States dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Section 2.15 of the Indenture referred to on the reverse hereof)]3 (the “Principal Amount”) on [                   ], 20[   ].

1 Insert interest rate.

2 Insert year of maturity date.

3 Include only if the Note is issued in global form.

Interest on the Outstanding Principal Amount will accrue at the rate of [ ]4% per annum and shall be payable semi-annually in arrears on [                   ] and [                   ] of each year, commencing [                   ], 20[ ] (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest on this Note has been paid or duly provided for or, if no interest has been paid, from the issue date.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the [                   ] and [                   ] (a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. Any interest on the Notes that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at their election, to the Person in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than 15 days nor less than 10 days prior to such Special Record Date, or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 2.10 of the Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Issuer maintained for that purpose; provided, however, that at the option of the Issuer, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Issuer by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

4 Insert interest rate.

BOOZ ALLEN HAMILTON INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

Authorized Officer

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of [   ]% Notes due [    ] of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of [                   ], 20[ ] (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), among the Issuer, Booz Allen Hamilton Holding Corporation, as parent guarantor (herein called the “Parent Guarantor,” as such term is further defined in the Base Indenture), and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the [    ] Supplemental Indenture, dated as of [             ], 20[   ] (the “[    ] Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Parent Guarantor and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and any applicable provision of the TIA for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes are redeemable, at the Issuer’s option, in whole or in part, as provided in the Indenture.

[The [    ] Supplemental Indenture provides (as and to the extent set forth therein) that, upon the occurrence after the issue date of a Change of Control Triggering Event, each Holder of Notes will have the right to require that the Issuer purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of such purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously elected to redeem all of the Notes pursuant to Article VIII of the Indenture.]5

The payment by the Company of the principal of, and premium and interest on, the Securities is irrevocably, fully and unconditionally guaranteed by the Parent Guarantor.

The Notes [will] [will not] be entitled to the benefit of a sinking fund.

5 Include unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

[If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.]6

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Notes by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Notes then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes then outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Subject to the Indenture, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to pursue any remedy with respect to the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of at least [    %]7 of the aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to pursue such remedy, such Holder or Holders shall have offered, and if requested, provided to, the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes then outstanding a written direction inconsistent with such request, and shall have failed to comply with such request, for 60 days after receipt of such request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

6 Include unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

7 Insert 30.0% unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of the Minimum Denomination and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

The Issuer, the Parent Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 2.10 of the Indenture) interest on, such Note and for all other purposes whatsoever, whether or not this Note be overdue, and none of the Issuer, the Parent Guarantor, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Issuer, THE PARENT GUARANTOR, any other obligor upon thIS Note, and (by ITS acceptance of THIS Note) the Holder HEREOF agree to submit to the jurisdiction of any United States Federal or state court located in the Borough of Manhattan, in the city of New York in any action or legal proceeding arising out of or relating to THE Indenture, THIS Note or the transactions contemplated thereby.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section [        ] or [        ] of the Indenture, check the box: ☐.

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section [        ] or [        ] of the Indenture, state the amount below:

$____________

Date: ______________________

Your Signature:_________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.